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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 1 to Form S-8 (No. 33-97134) of Romac International, Inc. of our report dated February 25, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.


/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
Tampa, FL

April 20, 1998